Appendix B


                                   BYLAWS
                                   of the
                          WM. WRIGLEY JR. COMPANY

                          (A Delaware Corporation)

                    Amended and Restated as of [o], 2002



                                 ARTICLE I

                                  Offices

         Section 1.1. Principal Office. The principal office of the corporation shall be in the city of Wilmington, County of New Castle, State of Delaware.

         Section 1.2. Other Offices. The corporation may also have other offices, either within or without the State of Delaware, and either within or without the territorial limits of the United States, as the board of directors or the officers may from time to time determine.

                                 ARTICLE II

                           Stockholders' Meetings

         Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the place, within or without the State of Delaware, as the board of directors may from time to time determine.

         Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the stockholders shall elect one of the three classes of the board of directors in the manner set forth in Article THIRTEENTH of the Second Restated Certificate of Incorporation, and transact such other business as may be required by statute or these bylaws or as may otherwise be properly brought before the meeting. The annual meeting may be adjourned from time to time without notice, other than announcement at the meeting, until its business is completed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date, hour, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the persons specified in Article TENTH of the Second Restated Certificate of Incorporation. The notice of such meeting shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders shall be held at the date, hour, and place stated in the notice of the meeting and may be adjourned from time to time without notice as set forth in these bylaws. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date, hour, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.4. Notice of Meetings. Written notice stating the date, hour, and place of any meeting of the stockholders and, in the case of a special meeting, the purpose or purposes of the meeting, shall be delivered to each stockholder of record entitled to notice of and to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 2.5. Business at Special Meetings. Business transacted at all special meetings of the stockholders shall be confined to the purposes stated in the notice of meeting.

         Section 2.6. Stockholder List. At least ten days before every meeting of the stockholders, a complete listing of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder so entitled and the number of shares of each class of voting stock registered in the name of each stockholder, shall be prepared by the secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.7. Presiding Officer. The chairman of the board of directors, if any, shall preside at all meetings of the stockholders. In the event the office of chairman of the board is vacant, or in the event the chairman is absent or is unable or declines to preside at any such meeting, the chief executive officer shall preside; provided, that in the event the office of chief executive officer is vacant, or in the event the chief executive officer is absent or is unable or declines to preside, an officer of the corporation may be empowered by the chief executive officer to preside; provided further, that in the event an officer of the corporation empowered by the chief executive officer is absent or is unable or declines to preside, the other officers, in the order of seniority designated for such purpose by the board of directors from time to time, shall preside, or if no such designation has been made by the board of directors, the other officers in the order elected at the most recent annual election of officers, shall preside.

         Section 2.8. Quorum. Except as otherwise required by law, the Second Restated Certificate of Incorporation or these bylaws, the holders of a majority of the votes entitled to be cast represented by the shares of stock outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, or as otherwise provided in these bylaws, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date, hour, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.9. Voting. When a quorum is present at any meeting, and except as otherwise required by law, the Second Restated Certificate of Incorporation or these bylaws, the affirmative vote of the holders of a majority of the total number of votes entitled to be cast represented in person or by proxy, voting as a single class, shall decide any question properly brought before such meeting. The board of directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 2.10. Proxies. Any stockholder entitled to vote shall be entitled to vote in person, or by his or her proxy appointed by an instrument in writing signed by such stockholder or by his or her authorized attorney-in-fact, delivered to the secretary of the corporation prior to any such vote. The proxy shall be dated not more than three years prior to said meeting, unless said instrument provides for a longer period.

         Section 2.11. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this Section
2.11.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting of stockholders, such stockholder must have given timely notice in proper written form to the secretary of the corporation.

         To be timely, the notice must be delivered to or received by the secretary at its principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

         To be in proper form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11, provided, however, that, once business has been properly brought before the annual meeting in accordance with this procedure, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 2.12. Conduct of Meetings. The board of directors or the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and, in the case of the chairman of the meeting to do all such acts as are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation: (a) the setting of the business of the meeting and the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to the stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) not requiring motions or seconding of motions and deeming directors nominated, or proposals made, by or under the authority of the board of directors to be properly before the meeting without further action; and (f) limitations and restrictions as to the content of and the time allotted, if any, to questions or comments by participants. Meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedures.

         Section 2.13. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders list required by applicable law or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.14. Inspectors of Election. In advance of or at any meeting of stockholders, the board of directors by resolution or the chairman of the board, the president or chief executive officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternative is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                ARTICLE III

                                 Directors

         Section 3.1. Management of the Corporation. The property and business of the corporation shall be managed by its board of directors. The board may exercise all powers of the corporation and do all lawful acts and things except those which, by applicable law, or by the Second Restated Certificate of Incorporation, or these bylaws, are directed or required to be exercised or done by the stockholders.

         Section 3.2. Number. The board of directors shall consist of such number as determined from time to time in the manner set forth in Article TWELFTH of the Second Restated Certificate of Incorporation. Directors need not be stockholders.

         Section 3.3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of incorporation. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee of the board) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.3.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice in proper written form to the secretary of the corporation.

         To be timely, the notice must be delivered to or received by the secretary of the corporation at its principal executive offices (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

         To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of the capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relation to the person that would be required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its rules and regulations; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of the capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by such stockholder,
(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required in connection with the solicitation of proxies pursuant to Section 14 of the Exchange Act and its rules and regulations. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         Section 3.4. Resignations. Any director of the corporation may resign at any time, by giving written notice to the chairman of the board of directors, if any, or to the chief executive officer, the president or the secretary of the corporation. Such resignation shall take effect at the time specified in the notice or, if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.5. Meeting. The first meeting of each newly elected board of directors shall be held as soon as practicable after the adjournment of the annual meeting of stockholders. If such meeting is held immediately after the adjournment of the annual meeting of stockholders, the newly elected directors need not be notified of such meeting; otherwise, notice of the date, hour, and place of such meeting shall be given to each director. Additional meetings of the board of directors may be called by the chairman of the board of directors, if any, the chief executive officer or by two or more directors and may be held on any date, at any time and at any place designated in the notice of the meeting duly prepared and delivered to each director by the secretary or an assistant secretary or by the officer or one or more of the directors calling the meeting.

         Section 3.6. Notice. Notice of additional meetings of the board of directors, or of the first meeting of each newly elected board of directors if it is not held immediately after the adjournment of the annual meeting of the stockholders, shall be given to each director at least forty-eight hours before the meeting if by mail, at least twenty-four hours before the meeting if given in person or by telephone or telegraph, facsimile or other electronic means or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of a meeting need not specify the purpose of the meeting, except in the case of a proposed amendment or repeal of any provision of the by-laws.

         Section 3.7. Quorum. At all meetings of the board of directors, a majority of the directors then holding office, but not less than two, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Second Restated Certificate of Incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.8. Presiding Officer. The chairman of the board of directors shall preside at all meetings of the directors. In the event the office of chairman of the board is vacant, or in the event the chairman is absent or is unable or declines to preside at any such meeting, the chief executive officer shall preside. If the office of chief executive officer is vacant, or in the event the chief executive officer is absent or is unable or declines to preside, a director may be empowered by the chief executive officer to preside In the event that such director is absent or is unable or declines to preside or no such director has been so empowered, the presiding officer at any such meeting shall be any director designated by the vote of a majority of the directors present at such meeting.

         Section 3.9. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action is taken on any matter shall be conclusively presumed to have assented to the action taken, unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.10. Meetings by Means of Conference Telephone. Unless otherwise provided by the Second Restated Certificate of Incorporation or these bylaws, members of the board of directors or any committee designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         Section 3.11. Action Without Meeting. Unless otherwise provided by the Second Restated Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such board or committee.

         Section 3.12. Committees of Directors. Unless otherwise specifically provided by the Second Restated Certificate of Incorporation or these bylaws, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees and the composition thereof, and from time to time shall name the chairman thereof Each committee shall consist of no less than two directors. The duties and functions of all committees shall be established from time to time by resolution passed by a majority of the whole board of directors. At all meetings of each committee, a majority of the members thereof, but not less than two, shall constitute a quorum for the transaction of business. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution establishing the committee, unless otherwise provided by law, the Second Restated Certificate of Incorporation or these bylaws, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors. Each committee shall keep regular minutes of its meetings and deliver them to the board of directors as the latter may require. The chief executive officer may, at the pleasure of the board, attend the meetings of each committee as a non-voting advisory participant.

         Section 3.13. Composition of the Board of Directors and Nominating and Audit Committees. So long as any shares of Class B Common Stock remain outstanding, the Nominating Committee shall not recommend to the board of directors any individual or individuals for election to the board of directors or for appointment to the Audit Committee, and the board of directors shall not nominate, elect or appoint any such individual or individuals, if, after such election or appointment, a majority of the members of the board of directors shall not consist of "independent directors" (as defined below) or the composition of the members of the Audit Committee shall not conform to the rules and regulations of the New York Stock Exchange then in effect. So long as any shares of Class B Common Stock remain outstanding, the "independent directors" of the Board of Directors shall, from time to time, name the members of the Nominating Committee which shall consist only of "independent directors." The chairman of the Nominating Committee shall be selected from time to time by the members of the Nominating Committee.

         For purposes of determining an "independent director" eligible for membership on the board of directors or the Nominating Committee, an "independent director" is a director who is not:

               (a) William Wrigley or his spouse, (b) a lineal descendant of a great grandparent of William Wrigley or a spouse of any such lineal descendant, (c) at the time of determination, and was not at any time within the 3 year preceding such time, an officer or employee of the corporation or of any of its affiliates or subsidiaries, (d) the beneficial holder of more than 5% of the total number of shares of Common Stock and Class B Common Stock then outstanding, (e) a director, officer, employee or partner of any person or entity holding more than 5% of the total number of shares of Common Stock and Class B Common Stock then outstanding, (f) an owner, officer, partner or employee of a firm supplying banking, investment banking, legal or accounting services to the corporation or of a firm supplying any other services to the corporation other than services on an occasional and minimal basis or (g) an owner, officer, partner or employee of a purveyor of products to the corporation which amount to more than 1% of the annual sales of such purveyor of products. For purposes of clauses
(f) and (g) a person should not be deemed an "owner" of another entity unless such person directly or indirectly owns 1% or more of the outstanding equity of such entity.

         Section 3.14. Compensation of Directors. As determined from time to time by the board of directors, the corporation may compensate each director, in a manner determined by resolution of the board, for his or her services, as a member of the board or any committee, including expenses of attendance at such meetings. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                 ARTICLE IV

                                  Notices

         Section 4.1. Manner of Notice. Whenever written notice is required by law, the Second Restated Certificate of Incorporation or these bylaws, to be given to any director or stockholder, such notice may be given in by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable.

         Section 4.2. Waiver of Notice. When notice is required to be given by law, the Second Restated Certificate of Incorporation, or these bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any waiver of notice.

                                 ARTICLE V

                                  Officers

         Section 5.1. Election and Appointment of Officers. The board of directors at its first meeting after the annual meeting of stockholders, or as soon as practicable thereafter, may elect a chairman of the board of directors and shall elect a chief executive officer, a president, a secretary, a treasurer, a controller and such other officers as the business of the corporation may require, including any other officers with or without a special designation relating to their duties. The board of directors or the chief executive officer may at any time or times appoint other officers, with or without a special designation relating to their duties, as the business of the corporation may require. Any officers so elected or appointed shall hold such office for such time as shall be determined by the board of directors or the chief executive officer, as the case may be. Two or more offices may be held by the same person except the office of treasurer and controller. The chairman of the board, if any, and the president shall be elected from among the directors. None of the other officers need be a director.

         Section 5.2. Duties and Powers of Officers. Subject to law, the Second Restated Certificate of Incorporation or these bylaws, each elected and appointed officer shall have such duties and powers as may be prescribed by these bylaws or, in the absence thereof, as may be prescribed by the board of directors or by the chief executive officer from time to time. The authority to vote or delegate others to vote the shares of stock owned by the corporation in its various subsidiaries at their respective meetings of stockholders shall be vested in the chairman of the board, if any, the chief executive officer, the president, any executive vice president, any senior vice president, the chief financial officer, the vice president-corporate affairs, the controller, the treasurer, the secretary, or any of them.

         Section 5.3. Removal and Resignations. Any officer may be removed at any time, with or without cause, by majority vote at any meeting of the board of directors at which a quorum is present. Any person holding an appointive office may also be removed at any time, with or without cause, by the chief executive officer. Any officer may resign at any time by giving written notice to the board of directors or the chief executive officer.

         Section 5.4. Vacancies. Any vacancy occurring in any elective or appointive office of the corporation for any reason may be filled by the board of directors or the chief executive officer for the unexpired portion of the term thereof.

         Section 5.5. Chairman of the Board of Directors. The chairman of the board of directors may preside at all meetings of the stockholders and directors; he or she shall act in a general advisory capacity in connection with the business and affairs of the corporation; and he or she shall perform such other duties as may be prescribed from time to time by the board of directors.

         Section 5.6. Chief Executive Officer. The chief executive officer of the corporation shall have general supervision, direction, and control of the day-to-day affairs, and the officers of the corporation, subject to the authority of the board of directors and shall ensure that all orders and resolutions of the board of directors are carried into effect and shall perform such other duties as may be prescribed from time to time by the board of directors.

         Section 5.7. President. The president may be the chief operating officer of the corporation. In the event the offices of chief executive officer and president are not held by the same person, the president shall assist and report directly to the chief executive officer, and shall perform such other duties as shall be prescribed from time to time by the board of directors or the chief executive officer.

         Section 5.8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and, unless someone else is otherwise designated by the presiding officer of the meeting of stockholders, shall record all votes and the minutes of all proceedings. As required, the secretary, or an assistant secretary, shall perform like duties for committees of the board. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and the secretary or the assistant secretary, if there be one, shall give, or cause to be given, notice of all meetings of the committees of the board, and each shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision such office shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board, or any committee thereof, the chairman of the board, the chief executive officer or such other officers as may be designated from time to time by the board of directors or the chief executive officer, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary, if there shall be one. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the signature of such officer. The secretary shall perform such other duties as may be prescribed from time to time by the chief executive officer or the board of directors.

         Section 5.9. Treasurer. The treasurer shall have custody of and shall keep an account of all monies, funds, and property of the corporation; and shall render such accounts and present such statements to the board of directors or the chief executive officer as they may require. The treasurer shall deposit all funds of the corporation in such banks or other depositories as the board of directors may from time to time designate; provided, however, that the board of directors may, by resolution, delegate to the chief executive officer and any other officers of the corporation the authority to designate banks and other financial institutions for the funds of the corporation; shall keep all bank accounts in the name of the corporation; shall endorse or shall cause to be endorsed, for collection the bills, notes, checks, and other negotiable instruments received by the corporation; shall sign, or shall cause to be signed, all bills, notes, checks, and other negotiable instruments of the corporation; shall pay out, or shall cause to be paid out, of money as the business of the corporation may require, taking proper vouchers therefor; provided, however, that the board of directors shall have the power, by resolution, to delegate any of the duties of the treasurer to any other officer and to provide for the signing of bills, notes, checks, vouchers, or other instruments by other officers or employees.

         Section 5.10. Controller. The controller shall be the chief accounting officer of the corporation; shall have charge and control of the books and accounts and the internal accounting system of the corporation; and shall render such reports to the board of directors and the chief executive officer as they may require. The controller shall not be an authorized signer of any check, note, or other instrument transferring funds of the corporation or borrowing any money in its name. The controller shall perform such other duties as may be prescribed from time to time by the chief executive officer or the board of directors.

         Section 5.11. Salaries. All remuneration of the chairman of the board, if any, the chief executive officer and the president shall be established by the board of directors or the Compensation Committee of the board of directors. The remuneration of all other officers, whether elected or appointed, shall be established by the chief executive officer.

         Section 5.12. Succession of Officers. In the event that the office of chief executive officer is vacant, or in the event the chief executive officer is absent or unable to act, the officers, in the order of succession as may be designated for such purpose by the board of directors from time to time, shall, except as otherwise specifically provided for in these bylaws in the case of presiding at meetings of directors and stockholders, perform the duties and exercise the powers of the chief executive officer. If the board of directors shall not have made such a designation, the officers, in the order of succession as may be designated for such purpose by the chief executive officer from time to time, shall, except as otherwise specifically provided for in these bylaws, perform the duties and exercise the powers of the chief executive officer. If the board of directors or the chief executive officer shall not have made such designation, the elected officers, if any, in the order elected at the most recent annual election of officers, shall perform such duties and exercise such powers. In the event there are no elected officers, or they are absent or unable or decline to act, the appointed officers, in the order appointed at the most recent election of officers, shall perform such duties and exercise such powers.

                                 ARTICLE VI

                     Voting Power, Contracts and Checks

         Section 6.1. Voting of Stock Owned by the Corporation. The chairman of the board of directors, if any, the chief executive officer, or any other officers as may be specifically designated by the board of directors, or by the chief executive officer, shall have full power and authority to attend any meeting of stockholders of any corporation in which the corporation may own stock, and shall possess and may exercise on behalf of the corporation any and all rights and powers incident to the ownership of said stock, including the power to vote said stock, and to sign any proxy or power of attorney authorizing the person named therein to do so.

         Section 6.2. Signing of Contracts. The chairman of the board of directors, if any, the chief executive officer, or any other officers as may be specifically designated by the board of directors or by the chief executive officer shall execute and deliver on behalf of the corporation any contract, deed, lease, or other instrument required in the usual course of its business, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors or the chief executive officer to an agent of the corporation.

         Section 6.3. Checks. Checks, demands for money, notes, or other evidences of indebtedness of the corporation shall be signed by the treasurer or such officer or officers (other than the controller or divisional or unit controllers) or such other person or persons as the board of directors or the chief executive officer may from time to time designate. The facsimile signature of the corporation's name may be used to sign such instruments in lieu of the signatures of such officers or persons, and the signatures of officers or other persons authorized to sign such instruments may be facsimiles.

                                ARTICLE VII

                           Certificates of Stock

         Section 7.1. Certificates of Stock. If certificates of stock of the corporation are issued as evidence of the ownership thereof, they shall be numbered, which, along with appropriate information to identify ownership, shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name and number of shares represented thereby, and shall be signed, which signature may be a facsimile thereof, by the chief executive officer or the president, and the secretary or an assistant secretary or the treasurer or an assistant treasurer. If any stock certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. In the event of the alleged loss or destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe from time to time.

         Section 7.2. Certificateless Ownership. The corporation is not required to issue stock certificates to evidence the ownership thereof. If no certificates are issued then information sufficient to identify ownership thereof shall be entered in the books of the corporation. The corporation shall issue a stock certificate upon the request of the owner thereof.

         Section 7.3. Stock Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon the request by the beneficial owner or the owner of record, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and to cancel the old certificate and record the transaction upon its books. Unless specifically requested to issue stock certificates, the corporation may maintain all transfers of ownership only on its records.

                                ARTICLE VIII

                            Amendments to Bylaws

         Section 8.1. Amendments by Stockholders. These bylaws may be amended or repealed, unless otherwise prescribed by law or the Second Restated Certificate of Incorporation, and new bylaws may be adopted, at any annual or special meeting of the stockholders at which a quorum is present by the vote of the stockholders representing a majority of the votes entitled to vote, present in person or represented by proxy, provided notice of the proposed amendment or repeal is contained in the notice of such annual or special meeting, and provided further, that no provision of the bylaws establishing the manner in which the date of such annual meeting is determined shall be amended within sixty days before the date fixed by the board of directors on which the annual meeting of stockholders is to be held that year.

         Section 8.2. Amendments by Directors. These bylaws may be amended or repealed, unless otherwise prescribed by law or the Second Restated Certificate of Incorporation, and new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any meeting thereof at which a quorum is present, if notice of the proposed amendment or repeal is contained in the notice of such meeting.

                                 ARTICLE IX

                             General Provisions

         Section 9.1. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

         Section 9.2. The Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Chicago, Illinois." Said seal may be used by causing it or a facsimile thereof to be impressed or axed or otherwise reproduced.